UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 31, 2005
(Date of earliest event reported)

KNAPE & VOGT MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive office)	000-01859 (Commission File Number)	38-0722920 (IRS Employer Identification No.) 49505 (Zip Code)

Registrant's telephone number, including area code: (616) 459-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1.01 Entry into a Material Definitive Agreement

On May 31, 2005, Knape & Vogt Manufacturing Company signed the First Amendment to its Credit Agreement with Comerica Bank. The First Amendment extends the revolving credit maturity date to November 1, 2008. The First Amendment also amends Section 7.10 of the Credit Agreement to require a Leverage Ratio of not more than 2.0 to 1.0 as of the end of each fiscal quarter. Finally, the First Amendment amends Section 7.12 to require at the end of each fiscal year Tangible Net Worth of not less than the following amounts:

Fiscal Year End 2005 2006 2007 2008 and each year thereafter	Amount $30,000,000 $32,000,000 $34,000,000 $37,000,000

Notwithstanding the above, on the last day of each fiscal year of the Company, the required Tangible Net Worth floor shall be adjusted to be equal to the amount stated above or, in the event Net Income is greater than $5,600,000, the Tangible Net Worth requirement for the fiscal year ending on such day plus an amount equal to 50% of net income of Company and its consolidated Subsidiaries for the fiscal year then ended, whichever is greater.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2005	KNAPE & VOGT MANUFACTURING COMPANY (Registrant) /s/ Leslie J. Cummings —————————————— Leslie J. Cummings Vice President of Finance and Treasurer